Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 1996 included in the U.S. Can Corporation and the United States Can Company Joint Annual Report on Form 10-K/A-1 for the year ended December 31, 1995 and to all references to our firm included in this registration statement.



                                                         /s/ Arthur Andersen LLP
                                                             Arthur Andersen LLP


Chicago, Illinois
March 20, 1997